Exhibit 10.19

AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING

This Amendment is made to that certain Agreement for Wholesale Financing entered into by and between Gregg Appliances, Inc. (‘Dealer’) and Deutsche Financial Services Corporation (‘DFS’) on September 8, 2000, as amended (“Agreement”).

FOR VALUE RECEIVED, Dealer and DFS agree to amend the Agreement to provide as follows (capitalized terms shall have the same meaning as defined in the Agreement unless otherwise indicated):

1. The definition of ‘Collateral Liquidation Value’ is hereby restated in its entirety to read as follows:

Collateral Liquidation Value shall mean seventy-five percent (75%) of the total aggregate wholesale invoice price of all of Dealer’s inventory financed by DFS that, as of any Determination Date, is (a) unsold and in Dealer’s possession and control, (b) subject to a first priority, fully perfected security interest therein by DFS, and (c) subject to repurchase by the Vendor under the tens of any agreement between DFS and the Vendor.

2. Section 9 of the Agreement regarding Financial Covenants is hereby deleted in its entirety.

3. Subsection 14(f) of the Agreement is hereby restated in its entirety to read as follows:

‘(f) Dealer or any guarantor is or becomes in default in the payment of any debt, or under any other obligation or covenant, owed to any third party, without giving effect to any waiver or forbearance regarding any such default which may be given by the third party or any amendment to any agreement between Dealer and the third party which has the effect of causing such default to not occur;’

4. As of the date of this Amendment, the terms of Section 4.1 of the Agreement dated September 8, 2000 to the Agreement are of no further force and effect and null and void in their entirety.

5. Dealer will deliver to DFS true copies of its credit agreement with National City Bank of Indiana amendments thereto, immediately upon the execution thereof, and copies of all notices of default or event of default thereunder delivered by either Dealer or National City Bank of Indiana to the other, immediately upon Dealer’s delivery or receipt thereof, as applicable. In addition, Dealer will deliver to DFS copies of all covenant and other compliance certificates immediately upon Dealer’s delivery thereof to National City Bank of Indiana.

6. Section 37 of the Agreement is amended to reflect that the governing state for choice of law is Missouri.

All other terms as they appear in the Agreement, to the extent consistent with the foregoing, are ratified and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Dealer and DES have executed this Amendment to Agreement for Wholesale Financing this 26th day of June, 2001.

ATTEST:		Gregg Appliances Inc.

By:	/s/ Michael D. Stout	By:	/s/ Jerry Throgmartin
	Michael D. Stout		Jerry Throgmartin

DEUTSCHE FINANCIAL SERVICES CORPORATION

		By:	/s/ Lynnda Light
Lynnda Light